Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71504) of Regent Communications, Inc. of our report dated June 22, 2006 relating to the financial statements of Regent Communications, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.
/s/ JOSEPH DECOSIMO AND COMPANY LLC
Cincinnati, Ohio
June 22, 2006

15